NEWS FOR IMMEDIATE RELEASE

January 26, 2011                                                                                                                                   For Further Information Contact:

                                                          Paul M. Limbert
                                                          President and Chief Executive Officer

                                                          or

                                                           Robert H. Young
                                                           Executive Vice President and Chief Financial Officer

                                                           (304) 234-9000
                                                           NASDAQ Symbol: WSBC
                                                           Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the fourth quarter and year ended December 31, 2010.

Net income available to common shareholders for the quarter ended December 31, 2010 was $10.3 million as compared to $7.3 million for the fourth quarter of 2009, representing an increase of 41.3%, while earnings per share were $0.39 for the fourth quarter of 2010, as compared to $0.27 per share for the fourth quarter of 2009, an increase of 44.4%.  For all of 2010, net income available to common shareholders was $35.6 million or $1.34 per common share, while for 2009, net income available to common shareholders was $18.7 million or $0.70 per common share.  Diluted earnings per common share were up 91.4% year-over-year.

Mr. Limbert commented, “The 2010 financial performance reflects continued improvement from the difficult economic climate of the two previous years. The challenges of a slow recovery and increased regulatory burden have been mitigated by successes in managing our core businesses.  The quarter ending December 31, 2010 is the fifth consecutive quarter of growth in net income and per share earnings on a linked-quarter basis.  The growth in net income was achieved through a lower provision for credit losses for both the quarter and for the year, consistent improvement in net interest income, higher gross revenues from the Trust, Securities and Mortgage business units, continued cost control throughout the organization resulting in lower overall expenses, and the significant benefits of repurchasing our TARP preferred shares in the third quarter of 2009.”

Mr. Limbert further remarked, “Our 2010 performance has also been noticed nationally, helping us stand out as compared to peer banks.  WesBanco received recognition in two recent national investment publications.  In the December 14, 2010 edition of the online publication “The Street”, WesBanco was included in their list of “The 10 Best Bank Stocks for 2010” based on our increase in stock price approximating 56% on a year to date basis.  In addition, “Forbes” magazine recently recognized WesBanco in its list of “America’s 100 Best Banks”, ranking it 38th in the 2010 listing.”

Net Interest Income

Net interest income increased $1.8 million or 4.3% in the fourth quarter and $7.7 million or 4.9% for all of 2010 as compared to the same periods in 2009 due to the Bank’s ability to manage rates on its loans and other earning assets, while seeing significant improvement in the cost of funds for both deposits and other borrowings.  Net interest income has now increased for each of the past seven quarters.  The net interest margin improved to 3.66% in the fourth quarter of 2010 and 3.60% for the year, an increase of 20 basis points and 24 basis points, respectively, as compared to the same periods in 2009.  The average rate on interest bearing liabilities decreased by 57 basis points in the fourth quarter and 61 basis points for the year, while the rate on earning assets declined at a much slower pace of 34 basis points in the fourth quarter and 29 basis points for the year.  Lower rates on maturing, higher-rate certificates of deposit, and an increase in lower cost deposits, primarily money market accounts, all contributed to the improvement in the cost of funds.  In addition, the average balance for borrowings, which generally have higher interest costs, decreased by $281.8 million or 38.7% in the fourth quarter of 2010 from the fourth quarter of 2009, through planned reductions utilizing the liquidity obtained through pay downs on loans and increased deposits.  Improvements in the mix of deposit accounts also contributed to the improved cost of funds, with average CD’s decreasing to 41.2% of total average deposits, from 45.6% in the fourth quarter of 2009, and average demand deposits increasing to 25.9% of total average deposits from 24.8% in 2009.  The increase in total interest bearing and non-interest bearing demand deposits was primarily due to an 11.0% increase in average non-interest bearing deposit balances as a result of retail marketing campaigns and customer incentives, as well as a focus on increasing treasury management products and services from business customers.  Total borrowings, excluding junior subordinated debt, are down to 8.2% of total assets from 12.7% last year.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $4.7 million in the fourth quarter and $5.8 million for all of 2010 compared to the same periods of 2009.  The provision in the current quarter also decreased $2.2 million as compared to the third quarter of 2010.  The provision for all of 2010 was 103% of net charge-offs for the year.

Net charge-offs decreased $7.3 million in the fourth quarter as compared to the fourth quarter of 2009, and $11.1 million as compared to the third quarter. The consecutive quarter decrease was primarily due to $10.5 million of charge-offs in the third quarter related to a sale of certain impaired commercial and commercial real estate loans totaling $14.6 million, and the year-over-year improvement was due to a better overall economic environment and a $3.4 million charge in the fourth quarter of 2009 relating to one commercial loan involving borrower fraud.  Net charge-offs for all of 2010 increased $4.3 million, primarily due to the third quarter loan sale.

Non-accrual loans at December 31, 2010 decreased $4.8 million from the third quarter of 2010 and $16.5 million as compared to December 31, 2009, as a result of the third quarter sale of loans and other continuing workout efforts to reduce this category of loans.  However, renegotiated loans increased $12.0 million for the fourth quarter and $32.5 million for the year primarily due to rate or other term-related modifications granted to borrowers on construction, commercial real estate and residential mortgage loans.

The allowance for loan losses increased $2.1 million compared to September 30, 2010 and was relatively unchanged as compared to December 31, 2009.  The allowance for loan losses was 1.86% of total loans at December 31, 2010 compared to 1.78% at September 30, 2010 and 1.76% at December 31, 2009.  The allowance for loan losses at December 31, 2010 as compared to the third quarter includes higher specific reserves on several non-accrual and impaired loans, as well as an increase in the allocation for residential real estate loans, which more recently have experienced higher delinquencies and partial charge-offs.  However, offsetting these factors, the general allowance for commercial and industrial loans decreased, as management’s estimate of loss reflected a declining trend in historical loss rates.

Non-Interest Income and Non-Interest Expense

For the fourth quarter of 2010, total non-interest income decreased $2.3 million, and for the year ended December 31, 2010 it decreased $5.0 million, as compared to the same periods in 2009.  The quarterly decrease was principally due to a $2.0 million decline in net security gains and a $1.7 million decline in service charges on deposits resulting from regulatory changes which led to fewer customer overdraft transactions.  These decreases were partially offset by a $0.8 million or 21.7% increase in trust fees from new business, market improvements, and fourth quarter revisions to fee schedules; and a $0.8 million increase in bank-owned life insurance due to a benefit claim recognized in the fourth quarter.  The year-to-date decrease is due to decreases in service charges on deposits, decreases in net security gains, and $3.1 million in write-downs in other real estate owned, primarily for an owned hospitality-related property.  Improvements in non-interest income year-to-date included trust fee growth of 15.2% as well as increases in most other major non-interest operating areas including a 14.3% increase in electronic banking fees, a 9.5% increase in securities brokerage income and a 37.8% increase in mortgage banking income.

Non-interest expense decreased $2.1 million, or 5.5% in the fourth quarter and $8.5 million or 5.7% year-to-date as compared to the same periods in 2009.  The decrease in the fourth quarter is due to restructuring expenses of $1.2 million in the fourth quarter of 2009 relating to personnel reductions and impairment on certain premises held for sale.  In addition, employee benefits expense decreased $0.7 million from lower pension and health insurance costs.  These decreases were partially offset by $0.8 million of increased salaries and wages.  WesBanco took actions in 2010 resulting in significant reductions in costs for many expense categories, including employee benefits, equipment, marketing, professional fees and restructuring expenses, somewhat offset by increases in foreclosure-related property management expenses.  In addition, the year-to-date expense reduction includes a decrease in FDIC insurance of $2.1 million primarily due to a special assessment of $2.6 million in the second quarter of 2009.

Financial Condition

Total assets were comparable to year-end 2009.  Portfolio loans decreased 5.3% for the year primarily due to continued strategic reductions in residential real estate loans, the sale of certain impaired loans, a focus on maintaining credit quality and reduced demand for commercial and consumer loans.

Total deposits increased by 5.0% as compared to year end 2009, primarily due to a 19.6% increase in money market deposits, which combined with smaller increases in demand and savings deposits more than offset a 3.5% decrease in CDs.  The reduction in CDs was due to planned reductions of non-relationship customers acquired with a large branch acquisition in 2009.  Total borrowings, excluding junior subordinated debt, decreased by $243.9 million or 35.6% as compared to December 31, 2009, funded by the increased deposits and the decreases in loans.  The planned de-leveraging of the balance sheet, together with weak loan demand as a result of the prolonged recession, resulted in a reduction of total average earning assets of 2.0% in the fourth quarter and 3.2% for the twelve month period as compared to 2009.

WesBanco continued to improve already strong regulatory capital ratios of 8.35% tier I leverage, 11.92% tier I risk-based capital, and 13.17% total risk-based capital, all of which improved in each of the last five consecutive quarters while both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.33% at December 31, 2010, nearly unchanged from September 30, 2010, but an improvement of 45 basis points from 5.88% at year-end 2009, primarily due to balance sheet management strategies and a 3.1% increase in shareholders’ equity.  The increase in shareholders’ equity was the result of improved operating results net of dividends declared, partially offset by decreases in other comprehensive income due to lower unrealized securities gains at year end as certain term market interest rates rose in the fourth quarter.  Total dividends declared for the year were $14.9 million or 41.8% of net income.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 112 branch locations and 132 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2009 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2010, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; adverse decisions of federal and state courts; fraud, scams and schemes of fourth parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2010	2009	% Change	2010	2009	% Change
Loans, including fees	$ 46,341	$ 49,804	(6.95%)	$ 189,380	$ 204,317	(7.31%)
Interest and dividends on securities:
Taxable	8,589	9,779	(12.17%)	35,375	38,651	(8.48%)
Tax-exempt	2,799	3,204	(12.64%)	11,408	14,010	(18.57%)
Total interest and dividends on securities	11,388	12,983	(12.29%)	46,783	52,661	(11.16%)
Other interest income	66	84	(21.43%)	365	386	(5.44%)
Total interest and dividend income	57,795	62,871	(8.07%)	236,528	257,364	(8.10%)
Interest Expense
Interest bearing demand deposits	610	757	(19.42%)	2,561	2,921	(12.32%)
Money market deposits	1,581	1,834	(13.79%)	7,529	6,687	12.59%
Savings deposits	484	601	(19.47%)	2,242	2,385	(6.00%)
Certificates of deposit	8,518	11,606	(26.61%)	36,817	52,827	(30.31%)
Total interest expense on deposits	11,193	14,798	(24.36%)	49,149	64,820	(24.18%)
Federal Home Loan Bank borrowings	2,244	5,035	(55.43%)	12,721	21,849	(41.78%)
Other short-term borrowings	1,214	1,353	(10.27%)	4,774	6,971	(31.52%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	818	1,120	(26.96%)	3,792	5,352	(29.15%)
Total interest expense	15,469	22,306	(30.65%)	70,436	98,992	(28.85%)
Net interest income	42,326	40,565	4.34%	166,092	158,372	4.87%
Provision for credit losses	9,625	14,353	(32.94%)	44,578	50,372	(11.50%)
Net interest income after provision for credit losses	32,701	26,212	24.76%	121,514	108,000	12.51%
Non-interest income
Trust fees	4,377	3,597	21.68%	15,835	13,746	15.20%
Service charges on deposits	4,731	6,430	(26.42%)	20,645	24,372	(15.29%)
Electronic banking fees	2,147	1,868	14.94%	8,482	7,422	14.28%
Net securities brokerage revenue	922	1,059	(12.94%)	4,563	4,169	9.45%
Net insurance services revenue	653	613	6.53%	2,352	2,329	0.99%
Bank-owned life insurance	1,716	963	78.19%	4,505	4,623	(2.55%)
Net securities gains	78	2,113	(96.31%)	3,362	6,046	(44.39%)
Net gains on sales of mortgage loans	806	489	64.83%	2,885	2,094	37.77%
Net loss on other real estate owned and other assets	(629)	(350)	(79.71%)	(4,128)	(747)	(452.61%)
Other income	196	506	(61.26%)	1,098	535	105.23%
Total non-interest income	14,997	17,288	(13.25%)	59,599	64,589	(7.73%)
Non-interest expense
Salaries and wages	14,127	13,314	6.11%	54,452	54,399	0.10%
Employee benefits	4,299	4,949	(13.13%)	18,315	19,957	(8.23%)
Net occupancy	2,595	2,593	0.08%	10,728	10,269	4.47%
Equipment	2,475	2,609	(5.14%)	9,914	10,726	(7.57%)
Marketing	1,179	1,132	4.15%	4,187	5,094	(17.81%)
FDIC Insurance	1,653	1,713	(3.50%)	6,681	8,817	(24.23%)
Amortization of intangible assets	669	795	(15.85%)	2,729	3,110	(12.25%)
Restructuring and merger-related expenses	-	1,192	(100.00%)	175	1,815	(90.36%)
Other operating expenses	8,514	9,288	(8.33%)	33,971	35,461	(4.20%)
Total non-interest expense	35,511	37,585	(5.52%)	141,152	149,648	(5.68%)
Income before provision for income taxes	12,187	5,915	106.04%	39,961	22,941	74.19%
Provision for income taxes	1,877	(1,382)	235.82%	4,350	(992)	538.51%
Net income	$ 10,310	$ 7,297	41.29%	$ 35,611	$ 23,933	48.79%
Preferred dividends and expenses associated with unamortized
discount and issuance costs	-	-	-	-	5,233	(100.00%)
Net Income available to common shareholders	$ 10,310	$ 7,297	41.29%	$ 35,611	$ 18,700	90.43%

Taxable equivalent net interest income	$ 43,833	$ 42,291	3.65%	$ 172,234	$ 165,916	3.81%

Per common share data
Net income available per common share - basic	$ 0.39	$ 0.27	44.44%	$ 1.34	$ 0.70	91.43%
Net income available per common share - diluted	$ 0.39	$ 0.27	44.44%	$ 1.34	$ 0.70	91.43%
Dividends declared	$ 0.14	$ 0.14	-	$ 0.56	$ 0.84	(33.33%)
Book value (period end)				$ 22.83	$ 22.16	3.02%
Tangible book value (period end) (1)				$ 12.09	$ 11.31	6.90%
Average common shares outstanding - basic	26,586,953	26,567,653	0.07%	26,579,735	26,566,133	0.05%
Average common shares outstanding - diluted	26,587,471	26,567,653	0.07%	26,580,293	26,567,291	0.05%
Period end common shares outstanding	26,586,953	26,567,653	0.07%	26,586,953	26,567,653	0.07%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 6
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2010	2009	% Change

Return on average assets	0.66%	0.43%	53.49%
Return on average equity	5.88	3.73	57.64
Return on average tangible equity (1)	11.72	7.26	61.43
Yield on earning assets (2)	5.07	5.36	(5.41)
Cost of interest bearing liabilities	1.67	2.28	(26.75)
Net interest spread (2)	3.40	3.08	10.39
Net interest margin (2)	3.60	3.36	7.14
Efficiency (2)	60.89	64.92	(6.21)
Average loans to average deposits	82.14	89.42	(8.14)
Annualized net loan charge-offs/average loans	1.28	1.10	16.36
Effective income tax rate	10.89	(4.33)	351.50
Trust Assets, market value at period end	$ 2,943,786	$ 2,668,610	10.31

	For the Quarter Ending
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009

Return on average assets	0.76%	0.67%	0.61%	0.59%	0.53%
Return on average equity	6.69	5.96	5.47	5.36	4.85
Return on average tangible equity (1)	13.09	11.80	10.98	10.94	10.06
Yield on earning assets (2)	4.94	4.98	5.10	5.26	5.28
Cost of interest bearing liabilities	1.48	1.56	1.74	1.91	2.05
Net interest spread (2)	3.46	3.42	3.36	3.35	3.23
Net interest margin (2)	3.66	3.61	3.56	3.57	3.46
Efficiency (2)	60.36	61.05	60.36	61.78	63.09
Average loans to average deposits	78.69	80.60	83.37	86.16	87.22
Annualized net loan charge-offs/average loans	0.80	2.09	1.42	0.83	1.59
Effective income tax rate	15.40	3.69	13.20	9.91	(23.36)
Trust Assets, market value at period end	$ 2,943,786	$ 2,797,935	$ 2,614,284	$ 2,778,687	$ 2,668,610

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis.
The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.
WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 7
(unaudited, dollars in thousands)					% Change
Balance sheets	December 31,			September 30,	September 30, 2010
Assets	2010	2009	% Change	2010	to December 31, 2010
Cash and due from banks	$ 57,242	$ 72,054	(20.56)%	$ 88,371	(35.23)%
Due from banks - interest bearing	21,894	10,813	102.48	583	3,655.43
Securities:
Available-for-sale, at fair value	957,481	1,261,804	(24.12)	893,414	7.17
Held-to-maturity (fair values of 465,902; 1,443 and 476,710, respectively)	468,710	1,450	NM	465,297	0.73
Total securities	1,426,191	1,263,254	12.90	1,358,711	4.97
Loans held for sale	10,800	9,441	14.40	13,132	(17.75)
Portfolio Loans:
Commercial real estate	1,757,249	1,780,221	(1.29)	1,733,426	1.37
Commercial and industrial	412,726	451,688	(8.63)	431,996	(4.46)
Residential real estate	608,693	708,397	(14.07)	635,934	(4.28)
Home equity	249,423	239,784	4.02	248,481	0.38
Consumer	260,585	290,856	(10.41)	268,265	(2.86)
Total portfolio loans, net of unearned income	3,288,676	3,470,946	(5.25)	3,318,102	(0.89)
Allowance for loan losses	(61,051)	(61,160)	0.18	(58,989)	(3.50)
Net portfolio loans	3,227,625	3,409,786	(5.34)	3,259,113	(0.97)
Premises and equipment, net	85,928	89,603	(4.10)	85,868	0.07
Accrued interest receivable	20,536	20,048	2.44	20,882	(1.66)
Goodwill and other intangible assets, net	285,559	288,292	(0.95)	286,228	(0.23)
Bank-owned life insurance	106,502	103,637	2.76	106,054	0.42
Other assets	119,181	130,424	(8.62)	143,681	(17.05)
Total Assets	$ 5,361,458	$ 5,397,352	(0.67)%	$ 5,362,623	(0.02)%

Liabilities
Deposits:
Non-interest bearing demand	$ 591,052	$ 545,019	8.45%	$ 562,770	5.03%
Interest bearing demand	481,129	450,697	6.75	493,172	(2.44)
Money market	854,836	714,926	19.57	853,324	0.18
Savings deposits	530,701	486,055	9.19	520,074	2.04
Certificates of deposit	1,714,705	1,777,536	(3.53)	1,741,736	(1.55)
Total deposits	4,172,423	3,974,233	4.99	4,171,076	0.03
Federal Home Loan Bank borrowings	253,606	496,393	(48.91)	259,179	(2.15)
Other short-term borrowings	187,385	188,522	(0.60)	180,422	3.86
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,034	111,176	(4.62)	106,027	0.01
Total borrowings	547,025	796,091	(31.29)	545,628	0.26
Accrued interest payable	6,559	9,208	(28.77)	6,888	(4.78)
Other liabilities	28,588	29,104	(1.77)	30,744	(7.01)
Total liabilities	4,754,595	4,808,636	(1.12)	4,754,336	0.01

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,586,953 shares, 26,567,653
shares and 26,586,953 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,987	192,268	(0.15)	191,902	0.04
Retained earnings	361,513	340,788	6.08	354,925	1.86
Treasury stock (46,895; 66,195 and 46,895 shares - at cost,
respectively)	(1,063)	(1,498)	29.02	(1,063)	-
Accumulated other comprehensive income	131	2,949	(95.55)	8,221	(98.40)
Deferred benefits for directors	(1,192)	(1,278)	6.70	(1,185)	(0.63)
Total Shareholders' Equity	606,863	588,716	3.08	608,287	(0.23)
Total Liabilities and Shareholders' Equity	$ 5,361,458	$ 5,397,352	(0.67)%	$ 5,362,623	(0.02)%

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended December 31,				Year Ended December 31,
	2010		2009		2010		2009
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 44,325	0.31%	$ 47,412	0.20%	$ 82,380	0.24%	$ 44,565	0.19%
Loans, net of unearned income (1)	3,300,182	5.57%	3,498,133	5.65%	3,385,928	5.59%	3,547,122	5.76%
Securities: (2)
Taxable	1,117,493	3.07%	990,989	3.95%	1,015,643	3.48%	991,434	3.90%
Tax-exempt (3)	275,560	6.25%	298,251	6.61%	270,759	6.48%	326,735	6.60%
Total securities	1,393,053	3.70%	1,289,240	4.56%	1,286,402	4.11%	1,318,169	4.57%
Federal funds sold	-	0.00%	-	0.00%	-	-	2,060	0.24%
Other earning assets	29,000	0.44%	31,238	0.77%	29,838	0.56%	31,849	0.92%
Total earning assets (3)	4,766,560	4.94%	4,866,023	5.28%	4,784,548	5.07%	4,943,765	5.36%
Other assets	628,277		627,422		631,922		622,418
Total Assets	$ 5,394,837		$ 5,493,445		$ 5,416,470		$ 5,566,183

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 495,920	0.49%	$ 462,023	0.65%	$ 474,979	0.54%	$ 455,151	0.64%
Money market accounts	854,250	0.73%	703,065	1.04%	817,272	0.92%	629,520	1.06%
Savings deposits	522,823	0.37%	482,364	0.49%	512,289	0.44%	470,737	0.51%
Certificates of deposit	1,729,554	1.95%	1,830,379	2.52%	1,754,805	2.10%	1,887,051	2.80%
Total interest bearing deposits	3,602,547	1.23%	3,477,831	1.69%	3,559,345	1.38%	3,442,459	1.88%
Federal Home Loan Bank borrowings	257,323	3.46%	528,971	3.78%	359,010	3.54%	570,008	3.83%
Other borrowings	189,778	2.54%	199,920	2.68%	183,542	2.60%	224,649	3.10%
Junior subordinated debt	106,031	3.06%	111,179	4.00%	109,552	3.46%	111,152	4.82%
Total interest bearing liabilities	4,155,679	1.48%	4,317,901	2.05%	4,211,449	1.67%	4,348,268	2.28%
Non-interest bearing demand deposits	591,612		533,097		562,763		524,167
Other liabilities	36,049		45,700		36,516		52,211
Shareholders' equity	611,497		596,747		605,742		641,537
Total Liabilities and Shareholders' Equity	$ 5,394,837		$ 5,493,445		$ 5,416,470		$ 5,566,183
Taxable equivalent net interest spread		3.46%		3.23%		3.40%		3.08%
Taxable equivalent net interest margin		3.66%		3.46%		3.60%		3.36%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $4.2 million for the three months and year ended December 31, 2010, respectively, and $0.9 million and $4.6 million for the same periods in 2009.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2010	2010	2010	2010	2009
Loans, including fees	$ 46,341	$ 46,753	$ 47,911	$ 48,375	$ 49,804
Interest and dividends on securities:
Taxable	8,589	8,957	8,724	9,111	9,779
Tax-exempt	2,799	2,763	2,851	2,994	3,204
Total interest and dividends on securities	11,388	11,720	11,575	12,105	12,983
Other interest income	66	103	111	85	84
Total interest and dividend income	57,795	58,576	59,597	60,565	62,871
Interest Expense
Interest bearing demand deposits	610	650	636	670	757
Money market deposits	1,581	1,821	2,185	1,943	1,834
Savings deposits	484	533	623	602	601
Certificates of deposit	8,518	8,817	9,322	10,160	11,606
Total interest expense on deposits	11,193	11,821	12,766	13,375	14,798
Federal Home Loan Bank borrowings	2,244	2,576	3,567	4,334	5,035
Other short-term borrowings	1,214	1,207	1,173	1,178	1,353
Junior subordinated debt owed to unconsolidated subsidiary trusts	818	986	943	1,045	1,120
Total interest expense	15,469	16,590	18,449	19,932	22,306
Net interest income	42,326	41,986	41,148	40,633	40,565
Provision for credit losses	9,625	11,778	11,675	11,500	14,353
Net interest income after provision for credit losses	32,701	30,208	29,473	29,133	26,212
Non-interest income
Trust fees	4,377	3,765	3,636	4,058	3,597
Service charges on deposits	4,731	4,897	5,701	5,317	6,430
Electronic banking fees	2,147	2,230	2,190	1,915	1,868
Net securities brokerage revenue	922	1,217	1,055	1,370	1,059
Net insurance services revenue	653	657	561	482	613
Bank-owned life insurance	1,716	879	966	944	963
Net securities gains/(losses)	78	981	898	1,405	2,113
Net gains on sales of mortgage loans	806	985	569	525	489
Net gain (loss) on other real estate owned and other assets	(629)	(654)	(1,315)	(1,530)	(350)
Other income	196	19	324	555	506
Total non-interest income	14,997	14,976	14,585	15,041	17,288
Non-interest expense
Salaries and wages	14,127	13,749	13,362	13,214	13,314
Employee benefits	4,299	4,671	4,347	4,997	4,949
Net occupancy	2,595	2,534	2,540	3,060	2,593
Equipment	2,475	2,460	2,376	2,604	2,609
Marketing	1,179	1,223	1,155	630	1,132
FDIC Insurance	1,653	1,740	1,683	1,605	1,713
Amortization of intangible assets	669	676	685	699	795
Restructuring and merger-related expenses	-	(32)	7	200	1,192
Other operating expenses	8,514	8,660	8,412	8,385	9,288
Total non-interest expense	35,511	35,681	34,567	35,394	37,585
Income before provision for income taxes	12,187	9,503	9,491	8,780	5,915
Provision for income taxes	1,877	350	1,253	870	(1,382)
Net income	$ 10,310	$ 9,153	$ 8,238	$ 7,910	$ 7,297
Preferred dividends	-	-	-	-	-
Net Income available to common shareholders	$ 10,310	$ 9,153	$ 8,238	$ 7,910	$ 7,297

Taxable equivalent net interest income	$ 43,833	$ 43,474	$ 42,683	$ 42,245	$ 42,291

Per common share data
Net income available per common share - basic	$ 0.39	$ 0.34	$ 0.31	$ 0.30	$ 0.27
Net income available per common share - diluted	$ 0.39	$ 0.34	$ 0.31	$ 0.30	$ 0.27
Dividends declared	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14
Book value (period end)	$ 22.83	$ 22.88	$ 22.74	$ 22.45	$ 22.16
Tangible book value (period end) (1)	$ 12.09	$ 12.11	$ 11.95	$ 11.63	$ 11.31
Average common shares outstanding - basic	26,586,953	26,586,953	26,577,065	26,567,653	26,567,653
Average common shares outstanding - diluted	26,587,471	26,587,281	26,577,828	26,568,172	26,567,653
Period end common shares outstanding	26,586,953	26,586,953	26,586,903	26,567,653	26,567,653
Full time equivalent employees	1,377	1,371	1,415	1,379	1,393

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2010		2010		2010		2010		2009
Non-performing assets:
Non-accrual loans	$ 48,820		$ 53,578		$ 65,083		$ 68,439		$ 65,273
Renegotiated loans	47,483		35,532		29,472		29,188		14,988
Total non-performing loans	96,303		89,110		94,555		97,627		80,261
Other real estate and repossessed assets	8,069		8,577		6,068		7,758		8,691
Total non-performing assets	$ 104,372		$ 97,687		$ 100,623		$ 105,385		$ 88,952
Loans past due 90 days or more and accruing	7,683		7,316		4,826		5,202		5,275
Total non-performing assets and loans past due
90 days or more	$ 112,055		$ 105,003		$ 105,449		$ 110,587		$ 94,227
Loans past due 30-89 days	$ 24,774		$ 23,661		$ 35,517		$ 24,784		$ 25,396

Loans past due 90 days or more and
accruing / total loans	0.23%		0.22%		0.14%		0.15%		0.15%
Non-performing loans/total loans	2.93		2.69		2.78		2.84		2.31
Non-performing loans and loans past due 90
days or more/total loans	3.16		2.91		2.92		2.99		2.46

Non-performing assets/total loans, other
real estate and repossessed assets	3.17		2.94		2.95		3.06		2.56
Loans past due 30-89 days/total loans	0.75		0.71		1.04		0.72		0.73

Allowance for loan losses
Allowance for loan losses	$ 61,051		$ 58,989		$ 65,203		$ 65,625		$ 61,160
Provision for loan losses	8,703		11,491		11,675		11,500		14,395
Provision for losses on loan commitments	922		287		-		-		(42)
Total provision for credit losses	9,625		11,778		11,675		11,500		14,353
Net loan and deposit account overdraft charge-offs	6,641		17,705		12,097		7,035		13,990
Annualized net loan charge-offs /average loans	0.80%		2.09%		1.42%		0.83%		1.59%
Allowance for loan losses/total loans	1.86%		1.78%		1.92%		1.91%		1.76%
Allowance for loan losses/non-performing loans	0.63	x	0.66	x	0.69	x	0.67	x	0.76	x
Allowance for loan losses/non-performing loans and
loans past due 90 days or more	0.59	x	0.61	x	0.66	x	0.64	x	0.72	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2010		2010		2010		2010		2009
Capital ratios
Tier I leverage capital	8.35%		8.17%		8.13%		8.07%		7.86%
Tier I risk-based capital	11.92		11.64		11.61		11.42		11.12
Total risk-based capital	13.17		12.89		12.87		12.68		12.37
Shareholders' equity to assets	11.33		11.23		11.12		11.05		10.86
Tangible equity to tangible assets (1)	6.33		6.34		6.27		6.06		5.88

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands)	2010	2010	2010	2010	2009	2010	2009
Return on average tangible equity:
Net income (annualized)	$ 40,903	$ 36,313	$ 33,043	$ 32,081	$ 28,949	$ 35,611	$ 23,933
Plus: amortization of intangibles (annualized) (1)	1,724	1,743	1,787	1,842	2,050	1,774	2,022
Net income before amortization of intangibles (annualized)	42,627	38,056	34,830	33,923	30,999	37,385	25,955

Average total shareholders' equity	611,497	608,932	604,334	598,022	596,747	605,742	641,537
Less: average goodwill and other intangibles	(285,860)	(286,537)	(287,221)	(287,908)	(288,661)	(286,875)	(283,963)
Average tangible equity	325,637	322,395	317,113	310,114	308,086	318,867	357,574

Return on average tangible equity	13.09%	11.80%	10.98%	10.94%	10.06%	11.72%	7.26%

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Tangible book value:
Total shareholders' equity	$ 606,863	$ 608,287	$ 604,714	$ 596,473	$ 588,716
Less: goodwill and other intangible assets	(285,559)	(286,228)	(286,908)	(287,593)	(288,292)
Tangible equity	321,304	322,059	317,806	308,880	300,424

Common shares outstanding	26,586,953	26,586,953	26,586,903	26,567,653	26,567,653

Tangible book value	$ 12.09	$ 12.11	$ 11.95	$ 11.63	$ 11.31

Tangible equity to tangible assets:
Total shareholders' equity	$ 606,863	$ 608,287	$ 604,714	$ 596,473	$ 588,716
Less: goodwill and other intangible assets	(285,559)	(286,228)	(286,908)	(287,593)	(288,292)
Tangible equity	321,304	322,059	317,806	308,880	300,424

Total assets	5,361,458	5,362,623	5,356,261	5,380,441	5,397,352
Less: goodwill and other intangible assets	(285,559)	(286,228)	(286,908)	(287,593)	(288,292)
Tangible assets	5,075,899	5,076,395	5,069,353	5,092,848	5,109,060

Tangible equity to tangible assets	6.33%	6.34%	6.27%	6.06%	5.88%

(1) Tax effected at 35%.